INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Jackson Hewitt Inc.:

We consent to incorporation by reference in the registration statements on
Form S-8 (No. 33-77948 and No. 333-      ) of Jackson Hewitt Inc. of our report
dated June 9, 1997, except as to note 16, which is as of June 27, 1997, relating to the consolidated balance sheets of Jackson Hewitt Inc. and subsidiaries as of April 30, 1996 and 1997 and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended April 30, 1997, which report appears in the April 30, 1997 annual report on Form 10-K of Jackson
Hewitt Inc.

Our report refers to the adoption of Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived
Assets and for Long-Lived Assets to Be Disposed Of and SFAS No. 114, Accounting by Creditors for Impairment of a Loan, as amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosure, in 1996.

                                                     /s/ KPMG PEAT MARWICK LLP

Norfolk, Virginia
July 29, 1997